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                                                                       EXHIBIT 5
                                BRIGGS AND MORGAN
                            PROFESSIONAL ASSOCIATION
                                 2400 IDS CENTER
                             MINNEAPOLIS, MN  55402
                                 (612) 334-8400


                                  June 13, 1997

Writer's Direct Dial Number:
(612) 334-8489



Michigan Brewery, Inc.
550 South Wisconsin Avenue
Gaylord, Michigan  49735

     RE:  MICHIGAN BREWERY, INC.
          1996 DIRECTOR STOCK OPTION PLAN
          REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     In connection with the proposed issuance of 100,000 shares of common stock, $.01 par value (the "Shares"), of Michigan Brewery, Inc. (the "Company") to be issued upon exercise of options granted under the Company's 1996 Director Stock Option Plan (the "Plan") and registered with the Securities and Exchange Commission on Form S-8, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion the Shares have been duly authorized by the Company and when duly executed and authenticated and paid for and delivered in accordance with the terms of the Plan referred to above, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                   Very truly yours,

                                   BRIGGS AND MORGAN,
                                   Professional Association


                                   By /s/ Christopher C. Cleveland
                                      -----------------------------
                                          Christopher C. Cleveland